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                              EMPLOYMENT AGREEMENT


          THIS AGREEMENT, made and entered into as of May 8, 1997 between PAYLESS CASHWAYS, INC., an Iowa corporation (the "Company"), and STANLEY K. BOYD (the "Executive").

         WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants of the parties herein made, it is hereby agreed:

         1.  Employment  and  Duties.  The Company  hereby  agrees to employ the
             -----------------------
Executive, and the Executive hereby accepts employment, to perform such duties and responsibilities of a senior vice president as are, from time to time, assigned to the Executive by the Board of Directors, the Company's Chief Executive Officer or the Company's President/Chief Operating Officer. The Executive agrees to devote full business time and effort to the diligent and faithful performance of the Executive's duties under the direction of the President/Chief Operating Officer of the Company or such other person as designated by the Company's Board of Directors. Such duties shall be performed from the Company's principal executive offices in Kansas City, Missouri.

         2.       Compensation.
                  ------------

                  (a) Base Salary. As compensation for the Executive's services, the Executive shall be paid a base salary at a minimum annual rate of $250,000 payable in equal bi-weekly installments, which salary shall be reviewed and may be adjusted from time to time at the discretion of the Board of Directors (the "Base Salary"); provided that the Base Salary shall not be less than the amount stated in this Paragraph 2(a).

                  (b) Incentive Compensation. The Executive shall, in addition to the Base Salary, also be eligible to receive incentive compensation under the Company's management and executive incentive compensation program or such other program or plan for executive officers of the Company as from time to time in effect and as determined by the Compensation Committee of the Board of Directors (the "Incentive Compensation").

                  (c) Other Benefits. The Executive shall be entitled to participate in the Company's regular health, life, pension, vacation and disability plans in accordance with their respective terms. The Company will also provide



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employee  benefits to the Executive in respect of the Executive's  employment as the Company customarily provides, from time to time, to its senior officers, including the Company's Supplemental Retirement Plan dated January 1, 1988, as amended (the "Supplemental Retirement Plan") and other benefits for senior officers set forth in Exhibit A hereto. Nothing herein shall be construed to limit the Company's discretion to amend, terminate or otherwise modify any such plans or benefits subject to the Executive's rights under Paragraph 5(c)(iii) below.

                  (d) Non-Qualified Stock Grant. The Executive is hereby granted a non-qualified stock option on 30,000 shares of the Company's Class A Common Stock and 5,000 shares of the Company's Restricted Stock, which stock option and restricted stock will be governed under the terms and provisions of the stock option agreement attached hereto as Exhibit "B" (the "Stock Option Agreement") and the restricted stock grant agreement attached hereto as Exhibit "C" (the "Restricted Stock Grant Agreement"), respectively, except as may otherwise be provided in this Agreement.

         3.       Confidentiality and Solicitation Provisions.
                  -------------------------------------------

                  (a) Confidentiality of Proprietary Information. The Executive agrees that, at all times, both during the Executive's employment with the Company and after the termination thereof, the Executive shall not divulge to any other person, firm or corporation, or in any way use for the Executive's own benefit, except as required in the conduct of the Company's business or as authorized in writing on behalf of the Company, any trade secrets or confidential information (the "Proprietary Information") obtained during the course of the Executive's employment with the Company. The Proprietary Information includes, but is not limited to, customer or client lists (including the names and/or positions of persons employed by such customers or clients who play a role in the decisions of such customers or clients concerning products or services of the type provided by the Company), financial matters, inventory techniques and programs, Company records of accounts, business projections, Company contracts, sales or marketing plans and strategies, pricing information and formulas, matters contained in unpublished records and correspondence, planned expansion programs (including areas of expansion and potential customer lists) and any and all information concerning the business or affairs of the Company which is not known by or generally available to the public. All papers and records of every kind relating to the Proprietary Information, including any such papers and records which shall at any time come into the possession of the Executive, shall be the sole and exclusive property of the Company and shall be surrendered to the Company upon termination of the Executive's employment for any reason or upon request by the Company at any time either during or after the termination of such employment. All information relating to or owned by customers of the Company of which the Executive



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becomes  aware  or  with  which  the  Executive  becomes  familiar  through  the
Executive's employment with the Company shall be kept confidential and not disclosed to others or used by the Executive directly or indirectly except in the course of the Company's business.

                  (b) Solicitation Prohibition. During the Executive's employment with the Company and for a period of one (1) year after the termination of the Executive's employment with the Company for any reason, the Executive shall not directly or indirectly, whether as an individual for the Executive's own account or with any other person, firm, corporation, partnership, joint venture or entity whatsoever, solicit or endeavor to entice away from the Company any employee who is or was employed by the Company during the period that the Executive is employed by the Company. Additionally, the Executive shall not, during the Executive's employment with the Company or for a period of one (1) year after the termination of the Executive's employment with the Company for any reason directly or indirectly, through any other individual or entity solicit, entice, persuade or induce any individual or entity to terminate, reduce or refrain from renewing or extending its contractual or prospective relationship or other relationship with the Company.

                  (c) Definition of "Company". For the purposes of Paragraph 3, the term "Company" shall mean the Company and any of its direct or indirect subsidiaries.

         4. Covenant Not to Compete. During the Executive's employment with the Company and for a period of one year after termination of the Executive's employment with the Company if such termination is as a result of a voluntary termination by the Executive under Paragraph 5(d) or a termination by the Company for Cause under Paragraph 5(b), the Executive agrees not to engage in or act as an officer or director, or on an individual basis as an employee, consultant or agent, of any other person, firm, corporation, partnership, joint venture or other entity which is engaged in the business of building materials retailing if the annual sales of such business (including any related or commonly owned entity on a combined basis) from the sale of building materials and all related products and services for the most recently completed fiscal year exceeds $500,000,000. The foregoing provisions shall not prohibit the Executive from investing in any securities of any corporation whose securities, or any of them, are listed on a national securities exchange or traded in the over-the-counter market if the Executive shall own less than 1% of the outstanding voting stock of such corporation. The Executive agrees that a breach of the covenants contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law and in the event of any breach of such agreement, the Company shall be entitled to injunctive and such other and further relief, including damages, as may be proper.


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         5.       Termination.
                  -----------

                  (a) Death or Disability. In the event of the Executive's death or disability as defined in the Company's disability plan then in effect, the Company's obligation to make further Base Salary payments hereunder shall thereupon terminate. Executive shall be entitled to receive any Incentive Compensation which the Executive has earned, prorated to the date of the termination of the Executive's employment by reason of death or disability, and the Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Company executives then in effect.

                  (b) Termination for Cause by the Company. By following the procedure set forth in Paragraph 5(f), the Company shall have the right to terminate the employment of the Executive for "Cause" in the event Executive:
(i) has committed a significant act of dishonesty, deceit or breach of fiduciary duty in the performance of the Executive's duties as an employee of the Company;
(ii) grossly neglected or willfully failed in any way to perform substantially the duties of the Executive's employment hereunder, including but not limited to an act of insubordination; (iii) acted or failed to act in any other way that reflects materially and adversely upon the Company, including but not limited to the Executive's conviction of or plea of nolo contendere to (A) any felony (other than any felony arising out of negligence) or any misdemeanor involving moral turpitude, or (B) any crime or offense involving dishonesty with respect to the Company; or (iv) has knowingly and for the Executive's own benefit failed to comply with the covenants contained in Paragraphs 3 or 4 of this Agreement. If the employment of the Executive is terminated by the Company for Cause, this Agreement and the Company's obligation to make further Base Salary and Incentive Compensation payments hereunder shall thereupon terminate. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Company executives then in effect.

                  (c) Termination for Good Reason by the Executive. By following the procedure set forth in Paragraph 5(f), the Executive shall have the right to terminate the Executive's employment with the Company for "Good Reason" in the event (i) the Executive is not at all times a duly elected senior vice president of the Company; (ii) there is any material reduction in the scope of the Executive's authority and responsibility (provided, however, in the event of any illness or injury which disables the Executive from performing the Executive's duties, the Company may reassign the Executive's duties to one or more other employees until the Executive is able to perform such duties); (iii) there is a reduction in the Executive's Base Salary below the minimum amount specified in Paragraph 2(a) above, a reduction in the percentage of Base Salary which is the Incentive Compensation opportunity of the Executive under



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Paragraph  2(b),  an  amendment  to the  Supplemental  Retirement  Plan which is materially adverse to the Executive or a material reduction in the other benefits to which the Executive is entitled under Paragraph 2(c) above; (iv) the Company requires the Executive's principal place of employment to be anywhere other than the Company's principal executive offices, or there is a relocation of the Company's principal executive offices outside of Kansas City, Missouri; or (v) the Company otherwise fails to perform its obligations under this Agreement. If the employment of the Executive is terminated by the Executive for Good Reason, the Executive shall be entitled to the severance benefits set forth in Paragraph 5(g) below.

                  (d) Termination Without Cause or Without Good Reason. The Company may terminate the Executive's employment without Cause at any time, and in such event the Executive shall be entitled to the severance benefits set forth in Paragraph 5(g) below. The Executive may voluntarily terminate the Executive's employment without Good Reason at any time, and in such event the Executive's rights to further Base Salary payments and Incentive Compensation (except Incentive Compensation prorated to the date of termination) shall terminate on the effective date of such resignation and the Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Company executives then in effect.

                  (e) Termination Upon Change in Control. In the event of a Change of Control (as defined below), the Executive may terminate the Executive's employment hereunder upon thirty (30) days' prior written notice to the Company; provided that (i) such notice of termination under this Paragraph 5(e) must be given, if at all, during the sixty (60) day period, immediately following the first anniversary of the date of the Change of Control, and (ii) until the termination of the Executive's employment pursuant to this Paragraph 5(e) (subject to the continued right of the Executive to terminate employment for Good Reason pursuant to Paragraph 5(c) above) the Executive shall continue to perform the Executive's duties and responsibilities under this Agreement. In the event the Executive terminates the Executive's employment hereunder pursuant to this Paragraph 5(e), the Executive shall be entitled to the severance benefits set forth in Paragraph 5(g) below; provided, however, in the event that any payment or benefit received or to be received by the Executive in connection with a termination of the Executive's employment pursuant to this Paragraph 5(e) (collectively, the "Termination Payments") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision to Section 280G (the "Termination Parachute Payments") and (ii) but for this proviso, be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provisions to Section 4999 (the "Excise Tax"), then such Termination Payments shall be reduced to the largest amount which the Company, in the


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Company's  reasonable  discretion,  determines would result in no portion of the
Termination Parachute Payments being subject to the Excise Tax. The term "Change in Control" shall occur when and if:

                           (i) any person, as defined in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of securities of the Company having 25% or more of the voting power in the election of directors of the Company, excluding, however, any person or an "affiliate" (as defined in the Exchange Act) of such person who is the beneficial owner of any shares of any class (preferred or common) of the Company's capital stock on the date hereof; or

                           (ii) the occurrence within any twelve-month period while this Agreement is in effect of a change in the Board of Directors of the Company with the result that the Incumbent Members (as defined below) do not constitute a majority of the Company's Board of Directors. The term "Incumbent Members" shall mean the members of the Board on the date immediately preceding the commencement of such twelve-month period, provided that any person becoming a director during such twelve-month period whose election or nomination for election was approved by a majority of the directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twelve-month period.

                  (f) Notice and Right to Cure. The party proposing to terminate the employment of the Executive for Cause or Good Reason, as the case may be, under Paragraph 5(b) or 5(c) above shall give written notice to the other, specifying the reason therefor with particularity. In the case of a termination pursuant to Paragraphs 5(b)(i), (iii) or (iv), or 5(c)(i), such termination shall be effective immediately upon delivery of such notice. In the case of any other proposed termination for Cause or Good Reason, as the case may be, the notice shall be given with sufficient particularity so that the other party will have an opportunity to correct any curable situation to the reasonable satisfaction of the party giving the notice within the period of time specified in the notice which shall not be less than thirty (30) days. If such correction is not so made or the circumstances or situation is such that it is not curable, the party giving such notice may, within thirty (30) days after the expiration of the time so fixed within which to correct such situation, give written notice to the other party that the employment is terminated effective forthwith.


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                  (g) Severance Benefits. If the Executive's employment with the
Company is terminated by the Company without Cause, by the Executive for Good Reason or by the Executive after a Change of Control in accordance with Paragraph 5(e), then the Executive shall be entitled to the following benefits:

                           (i) Base Salary. The Company shall continue to pay to the Executive the Executive's Base Salary when and as such Base Salary would have been paid for a period of one (1) year after the date the Executive's employment with the Company is terminated, as if the Executive continued to be employed during such period and regardless of the death or disability of the Executive subsequent to the date of termination (the "Severance Period").

                           (ii) Incentive Compensation. If the effective date of such termination occurs before Incentive Compensation for any preceding fiscal year has been paid, the Company shall pay to the Executive the amount of the Executive's Incentive Compensation for the preceding fiscal year when and as it would have been paid if the Executive remained employed by the Company.

                           (iii) Insurance Coverage. During the Severance Period, the Company shall provide the Executive with health, life and disability insurance substantially similar to the coverage of the benefits which the Executive was receiving or entitled to receive under Paragraph 2(c) immediately prior to the date of termination, the cost of which was paid by the Company. Such insurance coverage shall be provided to the Executive for the longer of (A) the Severance Period, or (B) the period during which such benefits would have been provided, at the Company's expense, to the Executive under the applicable health, life and disability insurance plans of the Company in effect immediately prior to the date of termination.

                           (iv) Stock Incentives. All of the Executive's stock options and restricted stock grants shall continue to vest or be earned and be exercisable in accordance with their respective terms as if the Executive continued to be employed by the Company during the Severance Period (regardless of the death or disability of the Executive subsequent to the date of termination of employment).

                           (v) Retirement Benefits.  To the extent that benefits
         under  each  of  the   Company's   pension   plans  and  the  Company's
         Supplemental  Retirement  Plan are  computed on the



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         basis of either  the salary and  benefits  paid while in the  Company's employ or the term of the Executive's employment with the Company, the benefits payable and the Executive's eligibility therefor shall be determined as though the Executive were employed by the Company during the Severance Period.

                           (vi) Outplacement Benefits. The Company, at its expense, will provide to the Executive such outplacement benefits as would be appropriate for a senior officer of a company substantially equivalent in size to the Company in terms of sales, profits, number of employees, geographic location and organizational structure, as determined by a national outplacement service provider selected by Company.

                  (h) Survival of Certain Provisions. Notwithstanding any termination of the Executive's employment with the Company under this Agreement, the provisions of Paragraphs 3 and 4 shall, to the extent provided therein, survive any such termination shall be binding upon the Executive in accordance with the provisions thereof.

         6.  Arbitration.  The parties  hereby  agree that any  dispute  arising hereunder or any claim for breach or violation of any item hereof shall be submitted to arbitration pursuant to the rules of the American Arbitration Association ("AAA") to a panel of three arbitrators selected by mutual agreement of the parties or, if the parties do not mutually agree on the arbitration, in accordance with the rules of the AAA. The award determination of the arbitrators shall be final and binding upon the parties without right of appeal. Either party shall have the right to bring an action in any court of competent jurisdiction to enforce this Paragraph and to enforce any arbitrators' award rendered pursuant to this Paragraph. The venue for all proceedings in arbitration hereunder and for any judicial proceedings related thereof shall be in Kansas City, Missouri.

         7. Business Expenses. The Company shall reimburse the Executive for entertainment and travel expenses related to the Company's business in accordance with the practices of the Company in effect on the date hereof with respect to the Executive, subject to the right of the Company to modify its general policies relating to expense reimbursement for employees to the extent such modifications do not materially reduce the extent of reimbursement for the Executive as in effect on the date hereof.

         8. Severability. If any one or more of the provisions of this Agreement shall be held invalid or unenforceable, the validity and enforceability of all other provisions of this agreement shall not be affected thereby.



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         9. Binding  Effect.  This Agreement  shall be binding upon and inure to the benefit of the personal representatives, heirs and assigns of Executive and any successors in interest and assigns of the Company.

         10. Notices. All notices required or permitted to be given hereunder shall be registered or certified mail addressed to the respective parties at their addresses set forth below:

    To the Executive:           Stanley K. Boyd
                                4039 Histead Way
                                Evergreen, CO 80439

    To the Company:             Payless Cashways, Inc.
                                Two Pershing Square
                                2300 Main, P. O. Box  419466
                                Kansas City, MO  64141-0466
                                Attn:    Senior Vice President - Administration/
                                         Secretary

or such other address as a party hereto may notify the other in writing.

         12. Applicable Law. This Agreement, or any portion thereof, shall be interpreted in accordance with the laws of the State of Missouri.

         13. Board of Directors' Approval. This Agreement will not become effective until approved by the Company's Board of Directors and then executed by both of the parties hereto.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

STANLEY K. BOYD                              PAYLESS CASHWAYS, INC.


/s/ Stanley K. Boyd                          By: /s/ David Stanley
-------------------                          ---------------------------------
                                             David Stanley, Chairman and Chief
                                             Executive Officer


         Approval of the foregoing Agreement by the Compensation Committee of the Board of Directors of the Company is hereby confirmed.


                                             /s/ John Weitnauer, Jr.
                                             -----------------------------
                                             John Weitnauer, Jr., Chairman